Exhibit 99.2

BALLY TECHNOLOGIES, INC. TO ACQUIRE SHFL ENTERTAINMENT, INC.

•                  COMBINATION CREATES A WORLD-CLASS END-TO-END GAMING TECHNOLOGY INNOVATOR WITH THE MOST DIVERSIFIED SUITE OF PRODUCTS AND SUCCESSFUL BRANDS FOR CASINO FLOORS

•                  EXPANDS AND ENHANCES BALLY’S PRESENCE IN KEY STRATEGIC INTERNATIONAL MARKETS

•                  TRANSACTION EXPECTED TO PROVIDE ACCRETION TO DILUTED EARNINGS PER SHARE AND FREE CASH FLOW IN THE FIRST TWELVE MONTHS AFTER CLOSING

•                  BALLY INITIATES FISCAL 2014 DILUTED EPS GUIDANCE RANGE OF $3.70 TO $4.05, EXCLUDING IMPACT OF ACQUSITION, RELATED COSTS AND SAVINGS

LAS VEGAS, July 16, 2013 — Bally Technologies, Inc. (NYSE: BYI) (“Bally” or the “Company”), a leader in slots, video machines, casino management, interactive applications and networked and server-based systems for the global gaming industry today announced that it has entered into a definitive agreement to acquire SHFL entertainment, Inc. (NASDAQ Global Select Market: SHFL) (“SHFL”) at a per share price of $23.25 in cash for total consideration of approximately $1.3 billion.  This consideration represents a premium of 24 percent to the closing price of SHFL common stock on July 15, 2013.

The transaction, which was unanimously approved by both the Bally and SHFL Boards of Directors, combines two best-in-class, highly complementary and customer-centric gaming technology companies with a shared commitment to innovation to create a company offering the gaming industry’s most diversified suite of products.

“Both Bally and SHFL have long histories of proven innovation, excellent customer service and successfully anticipating and adapting to changes within our industry, which makes bringing our two companies together a great strategic fit,” said Ramesh Srinivasan, Bally’s President and Chief Executive Officer.  “The transformational acquisition of SHFL — which joins two high-caliber, talented and creative teams — will further enhance our ability to deliver future growth and serve our customers.  SHFL’s intellectual property, renowned brands and industry-leading suite of diverse, high-performance products will enable us to offer an unparalleled offering of gaming products and services, which — when combined with our content, technology, operational capabilities and respective geographic footprints — will provide the most comprehensive product portfolio offered around the world.”

The acquisition of SHFL will complement the Company’s existing product portfolio while providing new access to the global land-based and online table games market and the growing e-Tables market, as well as enhancing its presence in key international markets, creating a leading end-to-end gaming technology company. Specifically, the combination will:

•                  Substantially broaden the Company’s product and service offerings while strengthening its core competencies, enabling Bally to provide customers an unparalleled suite of world-class gaming products for the entire casino floor;

•                  Provide Bally with enhanced access to key strategic geographies, including improved reach in Australia and a strengthened product offering in Asia;

•                  Significantly increase recurring revenues within several product areas;

•                  Strengthen the Company’s development infrastructure for land-based, online and mobile distribution channels;

•                  Build on Bally’s strong team with the addition of best-in-class artistic and product development talent; and

•                  Significantly enhance the Company’s intellectual property and content portfolios.

“We believe that now is the right time to join forces with Bally as there is a unique opportunity to combine each other’s many strengths, particularly our talented teams who have been the key drivers of success for each organization.  It also represents an opportunity for our shareholders to receive a significant premium for their shares,” said Gavin Isaacs, SHFL’s Chief Executive Officer. “Like SHFL, Bally focuses on creating both entertaining player experiences through high-performing content and state-of-the-art technological solutions to increase productivity on the casino floor. United, we become a larger, stronger organization that we believe will best position the company for future growth. Equally important, we share a common vision to build the industry’s leading supplier based on delivering superior products, solutions and services to customers around the world.”

Additional Transaction Details

Bally will acquire all of the outstanding shares of SHFL for a per share price of $23.25 in cash, representing a total enterprise value of approximately $1.3 billion, including debt of $8 million and cash of $41 million as of April 30, 2013.  Based on the respective trailing 12-month periods ended March 31, 2013 for Bally and April 30, 2013 for SHFL, the combined company generated approximately $1.3 billion in revenues, $644 million of which are recurring in nature, and Adjusted EBITDA of $415 million.  In addition, once combined, the Company expects to achieve synergies of at least $30 million.

The transaction is subject to approval by SHFL’s shareholders, required regulatory and other approvals and customary closing conditions.  The transaction is expected to close by the second quarter of calendar year 2014.  The Company has obtained committed financing to complete the acquisition and the transaction is not subject to a financing contingency.

Financial and Legal Advisory

Goldman, Sachs & Co. and Groton Partners served as financial advisors and Gibson, Dunn & Crutcher LLP served as the legal advisor to Bally.  Wells Fargo Bank, JPMorgan Chase Bank, N.A., Bank of America Merrill Lynch, Goldman Sachs Bank USA and Union Bank, N.A. provided the committed financing for the transaction.

Macquarie Capital served as SHFL’s exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to SHFL.

Fiscal 2014 Business Update

The Company initiates fiscal 2014 guidance for Diluted EPS of $3.70 to $4.05.  This guidance does not reflect the impact from the acquisition of SHFL or any acquisition-related costs or savings.  More detailed information regarding fiscal 2014 guidance will be provided on the Company’s upcoming fourth quarter fiscal 2013 earnings call on August 15, 2013.

The Company has provided this range of earnings guidance for fiscal 2014 to give investors general information on the overall direction of its business at this time.  The guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, the timing and completion of new systems installations, competitive product introductions, complex revenue-recognition rules related to the Company’s business and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Conference Call and Webcast

The Company is hosting a conference call and webcast today at 8:30 a.m. EDT (5:30 a.m. PDT).  The conference call dial-in number is 1-866-843-0890 or 1-412-317-9250 (International); passcode 1154979.  The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.”  Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation.  A presentation that will be discussed on the call will be available in the Investor Relations section on the Bally Technologies website prior to the conference call.  For those who miss this event, an archived version will be available at BallyTech.com until August 16, 2013.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands)

				Last Twelve
			Twelve Months	Months
Reconciliation to Bally Technologies, Inc.	Nine Months Ended		Ended	Ended
Adjusted EBITDA:	3/31/2013	3/31/2012	6/30/2012	3/31/2013

Income from continuing operations, net of tax	$104,107	$74,627	$101,148	$130,628
Interest expense, net	9,806	9,537	12,157	12,426
Share-based compensation	9,676	10,986	14,172	12,862
Income tax expense	55,345	44,254	63,549	74,640
Depreciation and amortization	66,006	61,325	81,453	86,134
Loss contingency accrual	—	—	10,000	10,000
Adjusted EBITDA	$244,940	$200,729	$282,479	$326,690

				Last Twelve
			Twelve Months	Months
Reconciliation to SHFL entertainment, Inc.	Six Months Ended		Ended	Ended
Adjusted EBITDA:	4/30/2013	4/30/2012	10/31/2012	4/30/2013

Net income	$18,904	$17,384	$38,606	$40,126
Other expense (income)	(89)	513	1,059	457
Share-based compensation	2,887	2,049	4,170	5,008
Income tax provision	7,891	7,977	15,854	15,768
Depreciation and amortization	13,656	12,397	25,204	26,463
Ongame acquisition expenses	—	1,653	2,152	499
Adjusted EBITDA	$43,249	$41,973	$87,045	$88,321

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide, as well as interactive and mobile solutions.  Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms.  Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com. Connect with Bally on Facebook, Twitter, YouTube, LinkedIn and Pinterest.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “estimate,” “should,” “potential,” “opportunity,” or similar terminology.  These statements are based upon management’s current expectations, beliefs, assumptions and estimates and are not guarantees of future results or performance.  Similarly, statements herein that describe the proposed transaction, including its financial impact, and other statements of management’s expectations, beliefs, assumptions, estimates and goals regarding the proposed transaction are forward-looking statements.  It is uncertain whether any of the events or results anticipated by the forward-looking statements (including consummation of the proposed transaction) will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Bally or SHFL stock.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: (i) the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction; (ii) the ability to secure regulatory approvals at all or in a timely manner; (iii) the ability of Bally to successfully integrate SHFL’s operations, product lines and technology; (iv) the ability of Bally to implement its plans, forecasts and other expectations with respect to SHFL’s business after the completion of the transaction and realize additional opportunities for growth and innovation; and (v) the other risks, uncertainties and important factors contained and identified (including under the heading “Risk Factors”) in Bally’s and SHFL’s filings with the Securities and Exchange Commission, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements contained herein.  Forward-looking statements reflect Bally’s and SHFL’s managements’ analysis as of the date of this release.  Bally and SHFL do not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contacts

Bally Technologies Contacts:
Media:	Investors:
Laura Olsen-Reyes	Michael J. Carlotti
702-584-7742	702-584-7995
Mike Trask
702-584-7451

Sard Verbinnen & Co
Ron Low
415-618-8750